GAS AND OIL TECHNOLOGIES, INC.
BALANCE SHEET
30-Sep-01
ASSETS
CURRENT ASSETS
Cash	$4,500
Total Current Assets	4,500
Other Assets (Notes 1&2)	22,250,000
TOTAL ASSETS	$22,254,500
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Due to Affiliates	$ 108,265
Income tax payable	8,347,532
TOTAL CURRENT LIABILITIES	8,455,797
STOCKHOLDERS' EQUITY
Common Stock, par value of $1.00 per
share, authorized 50,000,000 shares
issued and outstanding (Notes )	0
Common Stock - Subscribed (Note 4)	500,100
Common Stock - Subscribed in Excess of Par Value (Note 4)	199,900
Retained Earnings	13,098,703
TOTAL STOCKHOLDERS' EQUITY	13,798,703
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$22,254,500

GAS AND OIL TECHNOLOGIES, INC.
STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001
OTHER INCOME	$ 21,750,000
OPERATING EXPENSES
ADMINISTRATIVE EXPENSES	295,000
RENT EXPENSE	3,168
OFFICE EXPENSE	3,501
PROFESSIONAL FEES	2,096
303,765
NET INCOME BEFORE TAXES	$ 21,446,235
PROVISION FOR TAXES	8,347,532
NET INCOME	$ 13,098,703

	GAS AND OIL TECHNOLOGIES, INC.
	CASH FLOW
	30-Sep-01
(Increase) decrease in Other Assets		-22,250,000
TOTAL INVESTING ACTIVITIES		-22,250,000
FINANCING ACTIVITIES:
Increase (decrease) in Common Stock-Subscribed		500,100
Increase (decrease) in Common Stock-Subscribed in Excess of Par Value		199,900
TOTAL FINANCING ACTIVITIES		700,000
Increase (decrease) in cash		0
CASH - Beginning of period		0
CASH - End of period		$ -
SUPPLEMENTAL DISCLOSURE:
Interest Paid		0
Taxes Paid		0

GAS AND OIL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Line of Business

  The company is primarily engaged in the business to develop, implement and operate in the fuel and energy using innovative technologies. The company has patented technology which has an estimated market value of $240,000,000.

  The company has signed agreements for the installation of 6 factories with an estimated contract price of $ 204 million dollars USD.

  Other Assets

  Other assets consist of the following:

  Patents $22,250,000

  Patents

  Amortization has been provided on the same basis for tax and financial accounting purposes using the straight-line method. The estimated useful lives of the assets are as follows:

  Patents 17 years

  Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Patents

Patents consist of the following:

 Patents $22,250,000

3. COMMITMENT & CONTINGENCIES

4. STOCKHOLDERS' EQUITY

Stockholders' Equity consists of the following:

a. Common Stock- Subscribed is the subscription of stock at amounts at or above par.

b. Common Stock-Subscribed in Excess of Par Value is the subscription of stock at amounts in excess of par value.
  PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 2001 (a) by each person and/or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's directors, and (c) by all officers and directors of the Company as a group.

Name and Address of Shares Beneficially
Owner owned

Western States International, Inc.         30.000,000
6320 Canoga Ave. #1500
Woodland Hills, Ca 91367

Company allocated to entities,                2,000,000
Persons, directors and officers
which were instrumental
directly in acquisition of assets
of the Company.

GAS AND OIL TECHNOLOGIES, INC.
BALANCE SHEET
30-Jun-01
ASSETS
CURRENT ASSETS
Cash	$ -0-
TOTAL CURRENT ASSETS	-
OTHER ASSETS( Notes 1&2)	21,750,000
TOTAL ASSETS	$ 21,750,000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Income Tax Payable	8,388,000
TOTAL CURRENT LIABILITIES	8,388,000
LONG-TERM DEBT (Notes 4)	-
STOCKHOLDERS' EQUITY
Common Stock, par value $ 1.00 per share
authorized 50,000,000 shares, issued and
outstanding (Notes 6).	-0-
Common Stock- Subscribed( note 6)	100
Common Stock- Subscribed in Excess of Par Value (Note 6)	199,900
Retained Earnings	13,162,000
TOTAL STOCKHOLDERS' EQUITY	13,362,000
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$21,750,000

GAS AND OIL TECHNOLOGIES, INC
STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2001
OTHER INCOME	$ 21,750,000
OPERATING EXPENSES
ADMINISTRATIVE EXPENSES	200,000
NET INCOME BEFORE TAXES	$ 21,550,000
PROVISION FOR TAXES	8,388,000
NET INCOME	$ 13,162,000

	GAS AND OIL TECHNOLOGIES, INC.
	CASH FLOW
	30-Jun-01
OPERATING ACTIVITIES:
Net Income		$ 13,162,000
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation		0
		13,162,000
Changes in operating assets and liabilities:
Increase (decrease) in income taxes		8,388,000
Net cash provided by operating activities		8,388,000
INVESTING ACTIVITIES:
(Increase) decrease in other assets		-21,750,000
TOTAL INVESTING ACTIVITIES		-21,750,000
FINANCING ACTIVITIES:
Increase (decrease) in Common Stock-Subscribed		100
Increase (decrease) in Common Stock-Subscribed in Excess of Par Value		199,900
TOTAL FINANCING ACTIVITIES		200,000
Increase (decrease) in cash		0
CASH - Beginning of period		0
CASH - End of period		$ -
SUPPLEMENTAL DISCLOSURE:
Interest Paid		0
Taxes Paid		0

GAS AND OIL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Line of Business

  The company is primarily engaged in the business to develop, implement and operate in the fuel and energy using innovative technologies. The company has patented technology which has an estimated market value of $240,000,000.

  Other Assets

  Other assets consist of the following:

  Patents $21,750,000

  Patents

  Amortization has been provided on the same basis for tax and financial accounting purposes using the straight-line method. The estimated useful lives of the assets are as follows:

  Patents 17 years

  Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Patents

Patents consist of the following:

Patents $21,750,000

3. COMMITMENT & CONTINGENCIES

4. STOCKHOLDERS' EQUITY

Stockholders' Equity consists of the following:

a. Common Stock- Subscribed is the subscription of stock at amounts at or above par.

b. Common Stock-Subscribed in Excess of Par Value is the subscription of stock at amounts in excess of par value.
  PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 2001 (a) by each person and/or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's directors, and (c) by all officers and directors of the Company as a group.

Name and Address of Shares Beneficially
Owner owned

Western States International, Inc.        30,000,000
6320 Canoga Ave. #1500
Woodland Hills, Ca 91367

Company allocated to entities,                2,000,000
Persons, directors and officers
which were instrumental
directly in acquisition of assets
of the Company.

GAS AND OIL TECHNOLOGIES, INC.
BALANCE SHEET
31-Dec-2000
ASSETS
CURRENT ASSETS
Cash	$100
Total Current Assets	100
TOTAL ASSETS	$100
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Income tax payable
TOTAL CURRENT LIABILITIES	0
STOCKHOLDERS' EQUITY
Common Stock, par value of $1.00 per
share, authorized 10,000,000 shares
issued and outstanding (Notes 6,7&8)	0
Common Stock - Subscribed (Note 6)	100
Common Stock - Subscribed in Excess of Par Value (Note 6)
Retained Earnings
TOTAL STOCKHOLDERS' EQUITY	100
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	100

GAS AND OIL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Line of Business

The company is primarily engaged in the business to develop, implement and operate in the fuel and energy using innovative technologies.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2. COMMITMENT & CONTINGENCIES

3. STOCKHOLDERS' EQUITY

Stockholders' Equity consists of the following:

a. Common Stock- Subscribed is the subscription of stock at amounts at or above par.

b. Common Stock-Subscribed in Excess of Par Value is the subscription of stock at amounts in excess of par value.